Exhibit 10.5A

LEASE AGREEMENT BETWEEN

WELLS REIT - LAS COLINAS CORPORATE CENTER II, LP,

AS LANDLORD, AND

FELLOWSHIP TECHNOLOGIES, L.P.,

AS TENANT

DATED SEPTEMBER 19, 2008

LAS COLINAS CORPORATE CENTER II

IRVING, TEXAS 75038

LAS COLINAS CORPORATE CENTER II

IRVING, TEXAS

BASIC LEASE INFORMATION

Lease Date:	September 19, 2008

Landlord:	WELLS REIT - LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership

Tenant:	FELLOWSHIP TECHNOLOGIES, L.P., a Texas limited partnership

Premises:	Suite No. 200, containing 27,300 rentable square feet (the “Premises”), in the office building commonly known as Las Colinas Corporate Center II (the “Building”), and whose street address is 6363 North State Highway 161, Irving, Texas 75038. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof. The term “Complex” means the office building complex commonly known as Las Colinas Corporate Center, comprising the Building and the adjacent office building commonly known as Las Colinas Corporate Center I (“Las Colinas Corporate Center I”), the land on which the Complex is located, and the driveways, parking facilities and similar improvements and easements associated with the foregoing or the operation thereof.

Term:	102 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 102nd full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	The earliest of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, (b) the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto), but not earlier than December 15, 2008, or (c) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto).

Basic Rent:	Subject to the provisions contained in Exhibit I hereto, Basic Rent shall be the following amounts for the following periods of time:

	Lease Months	Annual Basic Rent Rate Per Rentable Square Foot in the Premises	Monthly Basic Rent
	1 — 6	$0	$0
	7 — 24	$20.00 + E	$33,333.33
	25 — 36	S21.00 + E	$47,775.00
	37 — 48	$22.00 + E	$50,050.00
	49 — 60	$23.00 + E	$52,325.00
	61 — 72	$24.00 + E	$54,600.00
	73 — 84	$25.00 + E	$56,875.00
	85 — 102	$26.00 + E	$59,150.00

	As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit:	$33,333.33.

Letter of Credit:	$300,000.00

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Rent:	Basic Rent, Tenant’s Proportionate Share of Taxes and Electrical Costs, Tenant’s share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office use.

Tenant’s Proportionate Share:	12.03%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 226,904 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and the Building as set forth above is conclusive and shall be binding upon them.

Expense Stop:	Operating Costs for the calendar year 2009 (grossed up as provided in Section 4(b)(6) of the Lease).

Base Tax Year:	The calendar year 2009.

Initial Liability Insurance Amount:	$5,000,000

Tenant’s Address:	Prior to Commencement Date: Fellowship Technologies, L.P. 5605 N. MacArthur Blvd., Suite 520 Irving, TX 75038 Attention: Tammy Polk Telephone: 469.442.0055 Telecopy: 214.260.0733

Following Commencement Date:

Fellowship Technologies, L.P.

6363 N. State Highway 161, Suite 200

Irving, TX 75038

Attention: Tammy Polk

Telephone: [To be determined by Exhibit E hereto.]

Telecopy: [To be determined by Exhibit E hereto.]

With a copy to:

Fellowship Technologies, L.P.

6363 N. State Highway 161, Suite 200

Irving, TX 75038

Attention: Allen Horak

Telephone: [To be determined by Exhibit E hereto.]

Telecopy: [To be determined by Exhibit E hereto.]

Landlord’s Address:	For all Notices: Piedmont Office Realty Trust 11695 Johns Creek Parkway, Suite 350 Johns Creek, GA 30097 Attn: West Region Asset Manager Telephone No.: 770.418.8673 Telecopy: 770.418.8773

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The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	WELLS REIT- LAS COLINAS CORPORATE CENTER U, LP, a Delaware limited partnership

	By:	Wells REIT - Las Colinas Corporate Center II, LLC, a Delaware limited liability company (registered to conduct business in the State of Texas as Wells REIT - Las Colinas Corporate Center II GP, LLC), its general partner

		By:	Piedmont Operating Partnership, L.P., a Delaware limited partnership, its sole member

		By:	/s/ Joseph H. Pangburn
		Name:	Joseph H. Pangburn
		Title:	Senior Vice President

TENANT:	FELLOWSHIP TECHNOLOGIES, L.P. a Texas limited partnership By: Fellowship Tech, Inc., a Delaware corporation, its general partner

	By:	/s/ Jeffery Hook
	Name:	Jeffery Hook, SR
	Title:	CEO

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	(d)	Temporary Taking	15
	(e)	Award	15

15.	FIRE OR OTHER CASUALTY		15
	(a)	Repair Estimate	15
	(b)	Tenant’s Rights	15
	(c)	Landlord’s Rights	15
	(d)	Repair Obligation	15
	(e)	Abatement of Rent	16

16.	PERSONAL PROPERTY TAXES		16

17.	EVENTS OF DEFAULT		16
	(a)	Payment Default	16
	(b)	Abandonment	16
	(c)	Estoppel	16
	(d)	Insurance	16
	(e)	Mechanic’s Liens	17
	(f)	Other Defaults	17
	(g)	Insolvency	17

18.	REMEDIES		17
	(a)	Termination of Lease	17
	(b)	Termination of Possession	17
	(c)	Perform Acts on Behalf of Tenant	18
	(d)	Suspension of Services	18
	(e)	Alteration of Locks	18

19.	PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES		18
	(a)	Payment by Tenant	18
	(b)	No Waiver	18
	(c)	Cumulative Remedies	18

20.	LANDLORD’S LIEN		18

21.	SURRENDER OF PREMISES		19

22.	HOLDING OVER		19

23.	CERTAIN RIGHTS RESERVED BY LANDLORD		20
	(a)	Building Operations	20
	(b)	Security	20
	(c)	Prospective Purchasers and Lenders	20
	(d)	Prospective Tenants	20

24.	SUBSTITUTION SPACE		20

25.	MISCELLANEOUS		21
	(a)	Landlord Transfer	21
	(b)	Landlord’s Liability	21
	(c)	Force Majeure	21
	(d)	Brokerage	21
	(e)	Estoppel Certificates	21
	(f)	Notices	21
	(g)	Separability	22
	(h)	Amendments; Binding Effect; No Electronic Records	22
	(i)	Quiet Enjoyment	22
	(j)	No Merger	22
	(k)	No Offer	22
	(l)	Entire Agreement	22
	(m)	Waiver of Jury Trial	22

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	(n)	Governing Law	22
	(o)	Recording	22
	(p)	Water or Mold Notification	23
	(q)	Joint and Several Liability	23
	(r)	Financial Reports	23
	(s)	Landlord’s Fees	23
	(t)	Telecommunications	23
	(u)	Confidentiality	23
	(v)	Authority	24
	(w)	Hazardous Materials	24
	(x)	List of Exhibits	24
	(y)	Determination of Charges	24
	(z)	Prohibited Persons and Transactions	24

26.	LETTER OF CREDIT		25
	(a)	General Provisions	25
	(b)	Drawings under Letter of Credit	25
	(c)	Use of Proceeds by Landlord	25
	(d)	Additional Covenants of Tenant	26
	(e)	Transfer of Letter of Credit	26
	(f)	Reduction in Letter of Credit Amount	26
	(g)	Nature of Letter of Credit	27

27.	OTHER PROVISIONS		27
	(a)	Tenant’s Cancellation Option	27
	(b)	Signage	28
	(c)	Landlord Default	28

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LIST OF DEFINED TERMS

Page No.
Additional Rent	2
Affiliate	1
Architect	D-l
Base Tax Year	ii
Basic Lease Information	1
Basic Rent	i
Building	i
Building’s Structure	1
Building’s Systems	1
Cancellation Fee	27
Casualty	15
CGL	11
Collateral	18
Commencement Date	i
Completion Termination Date	1
Complex	i
Construction Allowance	D-3
Controllable Operating Costs	4
Damage Notice	15
Default Rate	5
Disabilities Acts	8
Electrical Costs	4
Estimated Delivery Date	1
Event of Default	16
Expense Stop	ii
Final LC Expiration Date	25
Force Majeure Delay Days	1
GAAP	11
Hazardous Materials	24
HVAC	5
including	1
Initial Liability Insurance Amount	ii
Land	i
Landlord	1
Landlord Insured Parties	12
Landlord Parties	7
Landlord’s Mortgagee	13
Landlord’s Representatives	12
Las Colinas Corporate Center I	i
Law	1
Laws	1
LC Proceeds Account	25
Lease	1
Lease Month	i
Leasing Costs	27
Letter of Credit	ii, 25
Letter of Credit Amount	25
Liquidated Damages Date	1
Loss	13
Mortgage	13
Non-Contiguous Additional Space	20
OFAC	24
Operating Costs	2

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Operating Costs and Tax Statement	4
Parking Area	G-l
Permitted Transfer	10
Permitted Transferee	10
Permitted Use	ii
Premises	i
Prevailing Rental Rate	H-l
Primary Lease	13
Project	i
Removal Notice	19
Rent	ii
Repair Period	15
Security Deposit	ii
Security Deposit Laws	27
Space Plans	D-l
Space Plans Delivery Deadline	D-l
Substantial Completion	D-3
Substantially Completed	D-3
Swearingen	D-3
Taking	14
Tangible Net Worth	10
Taxes	3
Telecommunications Services	23
Tenant	1
Tenant Delay Day	D-2
Tenant Party	1
Tenant’s Off-Premises Equipment	1
Tenant’s Proportionate Share	ii
Term	i
Total Construction Costs	D-3
Transfer	9
UCC	19
Warranty Period	D-2
Work	D-2
Working Drawings	D-2
Working Drawings Delivery Deadline	D-l

viii	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

LEASE

This Lease Agreement (this “Lease”) is entered into as of September 19, 2008, between WELLS REIT-LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership (“Landlord”), and FELLOWSHIP TECHNOLOGIES, L.P., a Texas limited partnership (“Tenant”).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3. Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about December 15, 2008 (or, if later, 90 days following Tenant’s full execution and delivery of this Lease to Landlord, the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if the Work in the Premises is not Substantially Completed by the Liquidated Damages Date, Tenant may offset from its Basic Rent obligations first accruing following the Commencement Date, liquidated damages equal to $1,654.00 per day for each day during the first 30 days of such delayed delivery and $2,191.78 for each day thereafter, and ending on the day Landlord tenders possession of the Premises (with the Work to be performed by Landlord therein Substantially Completed). If the Work in the Premises is not Substantially Completed by the Completion Termination Date, Tenant may terminate this Lease by delivering to Landlord written notice thereof at any time before the earlier of (A) ten days following the Completion Termination Date or (B) the date on which the Work in the Premises is Substantially Completed. Time is of the essence for the delivery of Tenant’s termination notice under this Section 3; accordingly, if Tenant fails timely to deliver any such notice, Tenant’s right to terminate this Lease under this Section 3 shall expire. The abatement and termination rights afforded to Tenant under this Section 3 shall be Tenant’s sole remedies for Landlord’s failure to timely Substantially Complete the Work. As used herein, “Liquidated Damages Date” means 60 days after the Estimated Delivery Date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days; “Completion Termination Date” means 90 days after the Liquidated Damages Date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days; and “Force Majeure Delay Days” means any delay in achieving Substantial Completion with respect to the Work for the reasons specified in Section 25(c) of this Lease. If the Premises are not Substantially Completed by the Estimated Delivery Date, Tenant may, at Tenant’s sole election, elect to waive its termination right hereunder and any liquidated damages due hereunder accruing from and after the date of Tenant’s election and occupy the Premises at any time after the Estimated Delivery Date and during the completion of the Work, which early occupation shall be in compliance with all Laws (including the receipt of any temporary certificate of occupancy) and provided such occupancy shall not unreasonably interfere with the completion of the Work, in Landlord’s sole but reasonable determination. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any, and Landlord’s normal repair and maintenance obligations under this Lease. Prior to occupying the Premises, Tenant shall execute and deliver to

1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent, Additional Rent, Taxes and Electrical Costs (each as defined herein).

4. Rent.

(a) Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent due under this Lease ($33,333.33 for Lease Month Seven) shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b) Operating Costs; Taxes; Electrical Costs.

(1) Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) (“Additional Rent”) by which the annual Operating Costs (defined below) per rentable square foot in the Building exceed the Expense Stop (per rentable square foot in the Building). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term (after the base year, if the Expense Stop is calculated on a base year basis), Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re- estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2) The term “Operating Costs” means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of

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such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except Electrical Costs and the cost of other utilities reimbursable to Landlord by the Project’s tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building; and (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance). Operating Costs, Taxes and Electrical Costs for the Complex may be equitably prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.

Operating Costs shall not include costs for (i) capital improvements made to the Building, Project or Complex, other than capital improvements described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance, condemnation awards or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for negotiation of tenant leases or other services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes; (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (x) Hazardous Materials removal or remediation costs incurred pursuant to the requirements of Laws as enacted and interpreted on the Lease Date; (xi) the cost of installing, operating and maintaining any specialty service, such as a daycare, cafeteria, athletic or recreational club; (xii) the cost of constructing any expansions of the Building after the original construction; (xiii) any costs included in Operating Costs representing an amount paid to an entity related to Landlord which is in excess of the fair market value of such services; (xiv) ground lease base rents; (xv) costs of correcting any non-compliance with Laws in existence and as interpreted on the Lease Date; (xvi) costs related to the existence and maintenance of Landlord as a legal entity, except to the extent attributable to the operation and management of the Project or Complex, as applicable; and (xvii) interest and penalties due to late payment of any amounts owed by Landlord, except such as may be incurred as a result of Tenant’s failure to timely pay its portion of such amounts or as a result of Landlord’s contesting such amounts in good faith. If the Expense Stop is calculated on a base year basis, Operating Costs for the base year only shall not include costs incurred due to extraordinary circumstances, including market-wide labor rate increases due to boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; insurance deductibles; or amortized costs relating to capital improvements.

(3) Tenant shall also pay Tenant’s Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Tax Year. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including nongovernmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. However, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents or revenues for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. Notwithstanding anything to the contrary herein, Taxes shall include the Texas margin tax and/or any other business tax imposed under Texas Tax Code Chapter 171 and/or any successor statutory provision. Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement as set forth in Sections 41.413 and 42.015 of the Texas Tax Code.

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(4) Tenant shall also pay to Landlord Tenant’s Proportionate Share of the cost of all electricity used by the Project, but specifically excluding electrical costs, if any, included in Operating Costs as well as electricity consumptions separately metered and separately billed (“Electrical Costs”). Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord’s estimate of the amount due for each month. From time to time during any calendar year, Landlord may estimate or re-estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations.

(5) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 4(b)(6), and of the Taxes for the previous year (the “Operating Costs and Tax Statement”). If Tenant’s estimated payments of Operating Costs, Electrical Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs, Electrical Costs or Taxes under this Section 4(b) for such year are less than Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.

(6) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying services to 100% of the rentable area thereof, the Operating Costs and Electrical Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 100% of the rentable area thereof and Landlord had been supplying services to 100% of the rentable area thereof. In no event shall Electrical Costs for the Project, as grossed up pursuant to this Section 4(b)(6), be greater than the actual electrical costs incurred by Landlord for the Project.

(c) Operating Costs Cap. For purposes of calculating Additional Rent under Section 4(b), the maximum increase in the amount of Controllable Operating Costs (defined below) that may be included in calculating such Additional Rent for each calendar year after 2009 shall be limited to 8% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Costs that may be included in the calculation of such Additional Rent for each calendar year after 2009 shall equal the product of the 2009 Controllable Operating Costs and the following percentages for the following calendar years: 108% for 2010; 116.64% for 2011; etc. However, any increases in Operating Costs not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Term (subject to the foregoing limitation) to the extent necessary until fully recouped by Landlord. “Controllable Operating Costs” means all Operating Costs which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs, costs incurred to comply with governmental requirements, and other costs beyond the reasonable control of Landlord.

(d) Tenant Audit Right. Within sixty (60) days after Landlord furnishes to Tenant the Operating Costs and Tax Statement for any calendar year (including the Base Year used for calculation of the Expense Stop), Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s Operating Costs and Taxes for such calendar year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within 30 days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within 60 days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner. Tenant shall deliver a copy of such audit to Landlord within five business days of receipt by Tenant. If Tenant fails to object to the calculation of Operating Costs and Taxes on an annual Operating Costs and Tax Statement within 30 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 60 days after Landlord makes

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Landlord’s books and records available to Tenant’s auditor, then Tenant shall have waived its right to object to the calculation of Operating Costs and Taxes for the year in question and the calculation of Operating Costs and Taxes set forth on such statement shall be final. This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including estimated Operating Costs and Taxes. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within 30 days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within 30 days of determination. If the audit shows that Landlord’s calculation of Operating Costs and Taxes for the calendar year under inspection was overstated by more than five percent (5%) in the aggregate, then, after verification, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant’s invoice therefor. If the audit determines an expense or cost should not be included in Operating Costs or Taxes, an adjustment shall be made to both the year subject to the inspection or audit and the Expense Stop so costs and expenses for each year are consistently applied. The foregoing obligations shall survive the expiration or earlier termination of the Lease.

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of (1) 12% per annum (or, if greater, a per annum rate equal to the “Prime Rate” as published on the date such payment was due by The Wall Street Journal in its listing of “Money Rates” plus two percent), or (2) the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12- month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 60 days after the expiration of the Term and Tenant’s surrender of the Premises in compliance with the provisions of this Lease, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord shall assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. The rights and obligations of Landlord and Tenant under this Section 6 are subject to any other requirements and conditions imposed by Laws applicable to the Security Deposit.

7. Landlord’s Obligations.

(a) Services. Landlord shall use all reasonable efforts to furnish to Tenant: (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are standard for comparable “Class A” buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations (including all restrooms within the Premises), interior window washing once per year and exterior window washing twice per year; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current 24 hours per day, 7 days per week (except as required for repair and maintenance, when Landlord may shut off the electrical current during non-business hours or anytime in the case of an emergency) for equipment that does not require more than 110 volts (or

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220 volts with Landlord’s prior written consent) and whose electrical energy consumption does not exceed normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Sections 7(a)(2) or 7(a)(3): (A) at any time other than between 7:30 a.m. and 6:00 p.m. on weekdays and between 8:00 a.m. and 1:00 p.m. on Saturday (in each case other than holidays), or (B) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within 30 days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service.

(b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts (or 220 volts with Landlord’s prior written consent, which consent may not be unreasonably withheld but which may be conditioned upon the installation by Tenant at Tenant’s expense of a separate submeter for such equipment) or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Any office equipment that uses more than 110 volts shall be metered by a separate meter installed at Tenant’s expense. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, in each case plus an administrative fee of 10% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

(c) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using the Premises because of the unavailability of any such service for a period of 25 consecutive business days (or 15 consecutive business days because of the unavailability and the restoration of such services is within the reasonable control of Landlord) following Landlord’s receipt from Tenant of a written notice regarding such unavailability and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 25-day or 15-day period, as applicable) that Tenant is so prevented from using the Premises. Notwithstanding the 25-day and 15-day time periods specified above, the reasonable abatement of Tenant’s Rent shall commence on the 6th business day after Landlord receives written notice of such unavailability to the extent that Landlord is actually reimbursed for the loss of Tenant’s Rent by Landlord’s rental interruption insurance proceeds due to any service unavailability.

8. Improvements; Alterations; Repairs; Maintenance.

(a) Improvements; Alterations. Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and

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approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) the (1) Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building’s common areas or elevator lobby areas, or (4) provision of services to other occupants of the Building. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(b) Repairs; Maintenance. Landlord shall keep and maintain in good repair and working order, and make any necessary repairs to and perform maintenance upon (1) the Building’s Structure and the Building’s Systems, (2) the common areas of the Project, (3) the Building’s elevators, and (4) the Building’s exterior windows. Except for those items which are Landlord’s maintenance and repair obligations, or, subject to Sections 11(c) and 11(d) below, damage caused by Landlord or Landlord’s employees, agents or contractors (collectively, “Landlord Parties”). Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party which is not covered by the insurance required to be maintained by Landlord under this Lease. If Tenant fails to make such repairs or replacements within 15 days after Landlord delivers to Tenant written notice of the occurrence of such damage, then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

(c) Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors reasonably approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof.

(d) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within 30 days (or ten days if Landlord is then in the process of selling or refinancing the Building or the Project) after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect

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thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

9. Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 200 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not primarily conducting business from the Premises after normal business hours. Such after-hours use shall not affect (1) the normal Building hours specified in Section 7(a), or (2) Tenant’s obligation to request and pay for, among other things, after-hours HVAC service as provided in Section 7(a). Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (b) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) within the Premises, and (c) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, Project or Complex, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for a “call center,” any other telemarketing use, or any credit processing use. If, because of a Tenant Party’s acts, the rate of insurance on the Building increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

10. Assignment and Subletting.

(a) Transfers. Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(l) through 10(a)(6) being a “Transfer”).

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(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) does not have a bad reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Complex, (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building or Complex so long as Landlord has sufficient available space to lease to such prospective tenant, and (7) is not a person or entity with whom Landlord is then, or has been within the three-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history, its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

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(f) Cancellation. Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or subletting of all or any portion of the Premises by notifying Landlord in writing within three business days following Landlord’s written cancellation notice. For the avoidance of doubt, the provisions of this Section 10(f) do not apply to a Permitted Transfer.

(g) Additional Compensation. While no Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby. While any Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, one hundred percent (100%) of the excess of (A) all compensation received by Tenant for a Transfer over (B) the Rent allocable to the portion of the Premises covered thereby.

(h) Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Complex, Landlord or other tenants of the Building or the Complex. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (i) copies of the instrument effecting any of the foregoing Transfers, (ii) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (iii) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks,

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trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

(i) Rent Not Based on Income. Notwithstanding anything to the contrary contained in this Lease, no Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease, license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profits. If Landlord is advised by its counsel at any time that any part of the payments by Tenant, assignee or other party to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord than this Lease provides and it otherwise is in form reasonably satisfactory to Tenant.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant’s Insurance. Throughout the Lease Term, Tenant shall obtain and maintain the following insurance coverages written with companies with an A.M. Best A- or better rating and S&P rating of at least A-:

(1) Commercial General Liability (“CGL”) insurance (written on an occurrence basis) with limits not less than $1,000,000 combined single limit per occurrence, $2,000,000 annual general aggregate (on a per location basis), $2,000,000 products/completed operations aggregate, $1,000,000 personal and advertising injury liability, $50,000 fire damage legal liability, and $5,000 medical payments. CGL insurance shall be written on ISO occurrence form CG 00 01 96 (or a substitute form providing equivalent or broader coverage) and shall cover liability arising from Premises, operations, independent contractors, products-completed operations, personal injury, advertising injury and liability assumed under an insured contract.

(2) Workers Compensation insurance as required by the applicable state law, and Employers Liability insurance with limits not less than $1,000,000 for each accident, $1,000,000 disease policy limit, and $1,000,000 disease each employee.

(3) Commercial Auto Liability insurance (if applicable) covering automobiles owned, hired or used at the Project by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident.

(4) Umbrella/Excess Insurance coverage on a follow form basis in excess of the CGL, Employers Liability and Commercial Auto Policy with limits not less than $5,000,000 per occurrence and $5,000,000 annual aggregate.

(5) All Risk Property Insurance covering Tenant’s property, improvements and equipment located at the Building. If Tenant is responsible for any machinery, Tenant shall maintain boiler and machinery insurance.

(6) Business Interruption and Extra Expenses insurance in amounts typically carried by prudent tenants engaged in similar operations, but in no event in an amount less than double the annual Basic Rent then in effect. Such insurance shall reimburse Tenant for direct and indirect loss of earnings and extra expense attributable to all perils insured against. Tenant may elect to self-insure for the risks covered by the insurance required under this Section 11(a)(6).

(7) Builder’s Risk (or Building Constructions) insurance during the course of construction of any Tenant improvements or alterations, excluding the Work (defined in Exhibit D hereto). Such insurance shall be on a form covering Landlord, Landlord’s architects, Landlord’s contractor or subcontractors, Tenant and Tenant’s contractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so called

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“broad form extended coverage endorsement” upon all Tenant improvements and alterations or the Work in place and all materials stored at the Premises, and all materials, equipment, supplies and temporary structures of all kinds incident to Tenant’s improvements and alterations or the Work and builder’s machinery, tools and equipment, all while forming a part of, or on the Premises, or when adjacent thereto, while on drives, sidewalks, streets or alleys, all on a completed value basis for the full insurable value at all times. Said Builder’s Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.

Landlord and the Landlord Insured Parties (defined below) shall be endorsed on each policy as additional insureds as it pertains to the CGL, Umbrella, and Auto policy, and coverage shall be primary and noncontributory. As used herein, Landlord Insured Parties (“Landlord Insured Parties”) shall mean Landlord’s advisors, the managing agent of the Project and the holder of any Mortgage, in each case of whom Landlord shall have given notice to Tenant, and any other party that Landlord may reasonably designate in writing from time to time. Landlord shall be a loss payee on the Property policy in respect of Tenant’s improvements. All insurance shall (A) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and Landlord’s affiliates, shareholders, partners, directors, officers, employees, agents and representatives (“Landlord’s Representatives”) from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (B) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord and Landlord’s Representatives in connection with any loss or damage covered by such policy; (C) be acceptable in form and content to Landlord; and (D) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord 30 days’ prior written notice of such proposed action. Such policy may carry a commercially reasonable deductible. Landlord reserves the right at the commencement of any renewal period to reasonably require higher minimum amounts or different types of insurance if same are required by prudent landlords of comparable properties or are required by Landlord’s Mortgagee. Tenant shall deliver an Acord 25 certificate with respect to all liability and personal property insurance and an Acord 28 certificate with respect to all commercial property insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Commencement Date and at least annually thereafter. If Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the Term and thereafter within 30 days following Landlord’s request during the Term (and in any event within 30 days prior to the expiration date of any such coverage, any other cure or grace period provided in this Lease not being applicable hereto), Landlord shall be authorized (but not required) after ten days’ prior notice to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable as additional rent upon written invoice therefor.

(b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $5,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, provided that the cost of same may only be included in Operating Costs if they are maintained by prudent landlords of comparable properties or are required by Landlord’s Mortgagee. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. Notwithstanding anything in this Lease to the contrary, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease), provided that such limitation shall not apply if the act for which there is an indemnity obligation falls under the policy exclusions.

(c) No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against (or permitted to be self-insured against) under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof,

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regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

(d) Indemnity. Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment. It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Building’s common areas to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

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(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

(e) Subordination. Non-Disturbance and Attornment Agreement. Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the current Landlord’s Mortgagee, and Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future Landlord’s Mortgagee, in the form of Exhibit K hereto or another form reasonably acceptable to Tenant and such Landlord’s Mortgagee or other institutional lenders; however, Landlord’s failure to obtain such agreement shall not constitute a default by Landlord hereunder or prohibit the mortgaging of the Building; and further provided that any costs associated with obtaining such subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord’s written request therefor.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a consistent and non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

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(c) Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section.

(e) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”). Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises or the Building entrances and common areas necessary for Tenant to have reasonable access to the Premises are damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 210 days after the date of the Casualty (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and Building and shall proceed with reasonable diligence to restore the Premises and Building to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises and the Building shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question (provided that if insurance proceeds are insufficient to complete Landlord’s restoration obligations under

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this Lease, then Landlord shall provide written notice to Tenant and Tenant may terminate the Lease unless such notice indicates that Landlord will fund such shortfall). If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease). If Landlord does not complete the restoration of the Premises and the Building entrances and common areas necessary for Tenant to have reasonable access to the Premises within 60 days after the time period estimated by Landlord to repair the damage caused by such Casualty as specified in the Damage Notice, as the same may be extended by force majeure or delays caused by a Tenant Party, Tenant may terminate this Lease by delivering written notice to Landlord and Landlord’s Mortgagee within ten days following the expiration of such 60-day period (as the same may be extended as set forth above) and prior to the date upon which Landlord substantially completes such restoration. Such termination shall be effective as of the date specified in Tenant’s termination notice (but not earlier than 30 days nor later than 90 days after the date of such notice) as if such date were the date fixed for the expiration of the Term. If Tenant fails to timely give such termination notice, Tenant shall be deemed to have waived its right to terminate this Lease, time being of the essence with respect thereto. Notwithstanding the foregoing, if upon the receipt of Tenant’s written election to terminate this Lease as provided in this Section 15(d), Landlord reasonably believes it can complete the restoration of the Premises within 30 days following the receipt of such notice, Landlord may, in its sole discretion, elect to proceed with such restoration and, provided Landlord substantially completes such restoration within such 30-day period, Tenant’s election to terminate shall be null and void.

(e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

(b) Abandonment. Tenant (1) abandons the Premises or (2) vacates the Premises without providing written notice to Landlord at least ten business days prior to the date on which Tenant vacates the Premises;

(c) Estoppel. Tenant fails to execute and deliver to Landlord any estoppel certificate after Landlord’s written request therefor pursuant to Section 25(e) and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

(d) Insurance. Tenant fails to procure and maintain the insurance policies and coverages required Section 11(a) or Tenant fails to deliver to Landlord (within five days after Landlord’s demand therefor) evidence of such insurance policies and coverages as required under Section 11(a);

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(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; however, if such failure cannot be cured within such 30-day period (thus excluding, for example, Tenant’s obligation to provide Landlord evidence of Tenant’s insurance coverage) and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured within an additional 60 days after the expiration of the 30-day period; and

(g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal in its listing of “Money Rates” minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all reasonable out-of-pocket costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder, provided that same shall be applied to amounts due from Tenant under the Lease. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

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(c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and reasonable legal expenses), plus interest thereon at the Default Rate;

(d) Suspension of Services. Suspend any above-Building standard services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

(e) Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition required by market conditions then prevailing so as to be reasonably acceptable to a typical new office tenant, as determined in Landlord’s sole discretion (however, (A) any altering or remodeling expenses shall be included to the extent allocable to the portion of the Term remaining as of the date of such reletting, with such costs amortized at the Default Rate over the entire term of such reletting, and (B) in no event will any expenses allocable to repairing or restoring the Premises be prorated, and Tenant shall pay to Landlord all of such costs without reduction),, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including market brokerage commissions, cost of tenant finish work (subject to clause (3) above), and other reasonable out of pocket costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

20. Landlord’s Lien. In addition to any statutory landlord’s lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of Tenant’s property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such personalty thus encumbered includes specifically all trade and other

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fixtures for the purpose of this Section 20 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within ten days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord’s security interest in the Collateral. Landlord hereby subordinates its statutory lien, as well as the security interest granted to it under this Section 20, to Tenant’s primary line of credit provider so long as such credit provider is an institutional lender unaffiliated with Tenant, in the Collateral, and Landlord shall, at Tenant’s expense, execute Landlord’s standard form of subordination documentation to evidence such subordination.

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). All alterations, additions or improvements made in or upon the Premises (excluding the initial Work to be performed pursuant to Exhibit D hereto other than Tenant’s server room, which Landlord will require to be removed and restored) shall, at Landlord’s option (to be exercised pursuant to following sentence), either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain in the Premises at the end of the Term without compensation to Tenant. In connection with Landlord’s review and approval of any of Tenant’s proposed alterations, additions or improvements to the Premises, Landlord shall notify Tenant in writing, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, that Landlord will require Tenant to remove such alterations prior to the expiration of the Term; however, if Tenant submits plans and specifications to Landlord for proposed alterations, additions or improvements to the Premises and delivers a Removal Notice (defined below) to Landlord contemporaneously with such submission by Tenant, and Landlord fails to notify Tenant that Tenant will be required to remove such alterations, additions or improvements to the Premises at the expiration of the Term, Landlord may not request such removal at the expiration of the Term. A “Removal Notice” means a written notice from Tenant to Landlord that conspicuously states in bold, uppercase typeface that Tenant will not be required to remove the alterations, additions or improvements in question at the end of the Term unless, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, Landlord notifies Tenant in writing that Landlord will require Tenant to remove such alterations prior to the expiration of the Term. Notwithstanding the foregoing, if Tenant does not obtain Landlord’s prior written consent for any alterations, additions or improvements to the Premises (whether such approval is required hereunder or otherwise), Tenant shall, at Landlord’s written request, remove all such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request and repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the end of the Term.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 150% of the

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Rent payable during the last month of the Term for the two months of such holding over and 200% thereafter, or (2) 125% of the prevailing rental rate in the Building for similar space, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

(c) Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d) Prospective Tenants. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24. Substitution Space. Landlord shall have no right to relocate Tenant from the space demised as of the Commencement Date or any space demised after the Commencement Date which is contiguous to the initial Premises. Landlord may, at Landlord’s expense, relocate Tenant from any space within the Building demised after the Commencement Date which is not contiguous to the initial Premises (the “Non-Contiguous Additional Space”) to space which is comparable in size, utility and condition to the Non-Contiguous Additional Space upon Tenant’s prior written consent, which shall not be unreasonably withheld or delayed; provided however, if Tenant should refuse or withhold its consent for more than 30 days following Landlord’s request therefor, Landlord may cancel this Lease as to the Non-Contiguous Additional Space by providing Tenant written notice thereof at least 20 days prior to the cancellation date. Landlord’s relocation rights under this Section 24 shall be limited to once during the initial Term and once during any renewal Term. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses for moving Tenant’s furniture, equipment, and supplies from the Non-Contiguous Additional Space to the relocation space and for reprinting Tenant’s stationery of the same quality and quantity as Tenant’s stationery supply on hand immediately before Landlord’s notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Non-Contiguous Additional Space and the terms of this Lease shall remain in full force and shall apply to the relocation space. No amendment or other instrument shall be necessary to effectuate the relocation contemplated by this Section; however, if requested by Landlord, Tenant shall execute an appropriate amendment document within ten business days after Landlord’s written request therefor. If Tenant fails to execute such relocation amendment within such time period, or if Tenant fails to relocate within the time period stated in Landlord’s relocation notice to Tenant (or, if such relocation space is not available on the date specified in Landlord’s relocation notice, as soon thereafter as the relocation space becomes available and is tendered to Tenant in the condition required by this Lease), then, in

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addition to Landlord’s other remedies set forth in this Lease, at law and/or in equity, Landlord may terminate this Lease by notifying Tenant in writing thereof at least 60 days prior to the termination date contained in Landlord’s termination notice. Time is of the essence with respect to Tenant’s obligations under this Section.

25. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

(c) Force Maieure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Stream Realty Partners, L.P. and Swearingen Realty Group, L.L.C., whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period and following a second notice and five additional days, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand-delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

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(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25(f); nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 25(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided no uncured Event of Default by Tenant exists, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

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(p) Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(r) Financial Reports. Within 30 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (l) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(s) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(t) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent (which consent shall not be unreasonably withheld or delayed). All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(u) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

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(v) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Texas Secretary of State is 12007423606. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(w) Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(w), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Notwithstanding Landlord’s indemnity contained in Section 11(d), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 25(w). This indemnity provision shall survive termination or expiration of this Lease.

(x) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -	Outline of Premises
Exhibit B -	Description of the Land
Exhibit C -	Building Rules and Regulations
Exhibit D -	Tenant Finish-Work: Landlord Performs the Work (Allowance)
Exhibit E -	Form of Confirmation of Commencement Date Letter
Exhibit F -	Form of Tenant Estoppel Certificate
Exhibit G -	Parking
Exhibit H -	Renewal Option
Exhibit I -	Rent Abatement Provisions
Exhibit J -	Form of Letter of Credit
Exhibit K -	Form of Subordination, Non-Disturbance and Attornment Agreement

(y) Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent and Tenant’s Proportionate Share of Taxes and Electrical Costs) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

(z) Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

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26. Letter of Credit.

(a) General Provisions. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit J hereto and containing the terms required herein, in the face amount of $300,000.00 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by Park Cities Bank or its successor, or another financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. The bank issuing the Letter of Credit (including Park Cities Bank) must be a national banking association or be state chartered, insured by the Federal Deposit Insurance Corporation, and have and maintain: (1) a total risk-based capital ratio greater than 10%, (2) a tier-one risk-based capital ratio greater than 6%, and (3) a core capital (leverage) ratio greater than 5%. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 120 days after the scheduled expiration date of the Term or any renewal Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 26, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

(b) Drawings under Letter of Credit. Landlord shall have the right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time:

(1) If an Event of Default occurs; or

(2) If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 26.

No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Event of Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 26.

(c) Use of Proceeds by Landlord. The proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Landlord shall deposit any unused proceeds in a separate account in the name of Landlord or its designee at a financial institution selected by Landlord in its sole discretion (the “LC Proceeds Account”). Landlord may apply funds from the LC Proceeds Account against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Tenant hereby grants Landlord a security interest in the LC Proceeds Account and all funds held in such account and agrees that, in addition to all other rights and remedies available to Landlord under applicable Law, Landlord shall have all rights of a secured party under the Texas Uniform Commercial Code with respect to the LC Proceeds Account. The LC Proceeds Account shall be under the sole control of Landlord. Tenant shall not have any right to direct the disposition of funds from the LC Proceeds Account or any other right or interest in the LC Proceeds Account (other than the right to receive the remainder of funds in such account after any application in accordance with the terms of this Section 26). Tenant shall, at any time and from time to time, execute, acknowledge and deliver such documents and take such actions as Landlord or the bank with which the LC Proceeds Account is maintained may reasonably

25	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

request concerning the creation or perfection of the security interest granted to Landlord in (including Landlord’s control of) LC Proceeds Account or to effect the provisions of this Section 26(c). Tenant hereby grants to Landlord the full power and authority to appoint one or more substitutes to perform any of the acts that Landlord is authorized to perform under this Section 26(c), with a right to revoke such appointment of substitution at Landlord’s pleasure. Provided no uncured default remains, Landlord agrees to pay to Tenant within 30 days after the Final LC Expiration Date (or, if an uncured default remains, within 30 days after such default is cured) the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under this Lease; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal. Notwithstanding anything to the contrary set forth in this Section 26, if Landlord, or any court of competent jurisdiction determines in a final, non-appealable judgment, that Landlord’s actual damages are less than the amount “Landlord reasonably estimates that it will suffer”, Landlord shall refund any excess amounts retained by Landlord within thirty (30) days of such determination. If there are any unused Letter of Credit proceeds on the LC Expiration Date (as the same may be extended as provided above) and all defaults by Tenant have been fully cured, Landlord shall refund to Tenant any excess amounts retained by Landlord.

(d) Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 26, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof or any interest in the LC Proceeds Account and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(e) Transfer of Letter of Credit. Landlord may, at any time with or without advance notice to Tenant (but with notice within a reasonable time thereafter) and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to a successor Landlord or to Landlord’s Mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s Mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole but not in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord’s written request therefor.

(f) Reduction in Letter of Credit Amount. Provided no Event of Default has occurred hereunder and, no less than 30 days prior to the requested letter of credit reduction date, Tenant has delivered to Landlord (and Landlord has approved) evidence establishing that Tenant satisfies the following conditions as of the 48th Lease Month, Tenant may reduce the Letter of Credit Amount to $50,000.00 as of the first day of the 49th Lease Month:

(1) Tenant has a return on equity of at least 10%;

26	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

(2) Tenant has a debt to equity ratio of no greater than 1/1;

(3) Tenant has a current assets to current liabilities ratio of no less than 1.5/1; and

(4) Tenant is current on all accounts receivable obligations to Landlord and has made timely payments under this Lease (without delinquency or delay but subject to any applicable grace periods) for the previous 24 Lease Months.

Landlord acknowledges that, notwithstanding the provisions above, the initial Letter of Credit provided by Tenant will not be renewable for a total of more than four (4) years in the aggregate, as that is the longest period for which Park Cities Bank will issue a letter of credit. Accordingly, the initial Letter of Credit will expire in advance of the end of the 48th Lease Month, and Tenant will be required under the terms of this Section 26 to replace the initial Letter of Credit prior to presenting the evidence establishing Tenant’s satisfaction of the above criteria and enabling Tenant to reduce the Letter of Credit amount. If, however, Tenant in good faith and despite using its best efforts, is unable to provide Landlord with a replacement Letter of Credit for reasons completely unrelated to the financial condition of Tenant (such as governmental bans or limitations, catastrophic conditions from hurricanes, or other reasons solely falling under the force majeure provisions of Section 25(c) above), Landlord agrees that, if Landlord elects to draw on the Letter of Credit prior to its expiration and Tenant establishes its satisfaction of the above criteria as of the end of the 48th Lease Month, Landlord shall retain $75,000 of the Letter of Credit proceeds and shall return to Tenant any remaining proceeds above such amount 30 days following Tenant’s satisfaction of the Letter of Credit reduction criteria described above. If Tenant is unable to replace the initial Letter of Credit for the reasons stated above, Tenant shall use its best efforts to replace the expired Letter of Credit with a new Letter of Credit in the appropriate amount as soon as commercially feasible, and provided the replacement Letter of Credit satisfies the criteria set forth in this Section, Landlord shall return any remaining funds held by Landlord from the initial Letter of Credit.

(g) Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context, including Sections 93.004-93.011 of the Texas Property Code, as enacted by H.B. 2803, 77th Legislative Session, as such sections now exist or as may be hereafter amended or succeeded” (“Security Deposit Laws”). (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

27. Other Provisions.

(a) Tenant’s Cancellation Option. Provided that no Event of Default exists when Tenant delivers the cancellation notice or on the cancellation date, Tenant may cancel this Lease effective as of the last day of the 78th Lease Month by delivering to Landlord at least 12 months before the cancellation date (1) written notice thereof and (2) the Cancellation Fee (defined below). The “Cancellation Fee” shall equal the sum of (A) all Rent which would have been paid by Tenant to Landlord for Lease Months 79 through and including 82 (assuming the Lease had not been terminated), and (B) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (i) an original principal balance equal to the Leasing Costs (defined below), (ii) an interest rate of 9% per annum, (iii) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the Term and ending on the first day of the last scheduled month of the Term (assuming the Lease had not been terminated), and (iv) all payments were made before the cancellation date. The term “Leasing Costs” means all costs incurred by Landlord in leasing the space to Tenant (including leasing commissions, allowances, abated rent, other tenant inducements, and reasonable attorneys’ fees). As a condition to the effectiveness of Tenant’s cancellation right, Tenant shall pay to Landlord prior to the cancellation date any past-due amounts then outstanding under the Lease. If Tenant fails timely to deliver the Cancellation Fee or the cancellation notice or is otherwise unable to exercise this cancellation option, then Tenant’s right to cancel this Lease under this Section 27(a) shall expire; time is of the essence with respect thereto.

27	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

(b) Signage. As of the Lease Date, all spaces on the existing Building monument signs are committed to other tenants; however, Landlord shall place Tenant first on the waiting list for sign panel rights on the existing monument signs. Subject to the existing rights of all other existing tenants in the Complex, the next sign panel position that becomes available during the initial Term (or any Renewal Term, provided Tenant continues to lease the entire Premises demised hereunder), shall be, at Tenant’s election, available to Tenant to depict its corporate name. Landlord and Tenant shall execute a lease amendment or letter agreement granting Tenant the right to place one sign panel on one monument sign, at a location to be determined by Landlord.

(c) Landlord Default. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder following the Commencement Date and such failure continues for 30 days after Tenant delivers to Landlord written notice specifying such failure; however, if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor. Except as provided below in this Section 27(c), and except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant’s exclusive remedy for Landlord’s failure to perform its obligations under this Lease following the Commencement Date shall be limited to damages, injunctive relief, or specific performance; in each case, Landlord’s liability or obligations with respect to any such remedy shall be limited as provided in Section 25(b).

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LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	WELLS REIT - LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership
	By:	Wells REIT - Las Colinas Corporate Center II, LLC, a Delaware limited liability company (registered to conduct business in the State of Texas as Wells REIT - Las Colinas Corporate Center II GP, LLC), its general partner
		By:	Piedmont Operating Partnership, L.P., a Delaware limited partnership, its sole member

			By:	/s/ Joseph H. Pangburn
			Name:	Joseph H. Pangburn
			Title:	Senior Vice President
			Execution Date:	9/25/08

TENANT:	FELLOWSHIP TECHNOLOGIES, L.P., a Texas limited partnership
	By:	Fellowship Tech, Inc., a Delaware corporation, its general partner

	By:	/s/ Jeffrey Hook, SR
	Name:	Jeffrey Hook, SR
	Title:	CEO
	Execution Date:	09/22/08

29	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT A

OUTLINE OF PREMISES

FLOOR 2 - 27,300 RSF

LAS COLINAS CORPORATE CENTER

6363 N. State Highway 161   Irving, Texas 75038

For leasing information, contact David Cooke, Rebecca Smith or Jon Altschuler at 214.267.0400
dcooke@streamrealty.com / rsmith@streamrealty.com / jaltschuler@streamrealty.com

STREAM REALTY

A Property of PIEDMONT

A-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT B

DESCRIPTION OF THE LAND

A 6.612 acre tract of land in the E.N. Herndon Survey, Abstract No. 666 and the B.B.B. & C.R.R. Survey, Abstract No. 196, and being all of Lot 2, Block A of Las Colinas Business Park 26th Installment, Phase I & Phase II, Revised (Amended) according to the plat recorded in Volume 98216, Page 116, Deed Records, Dallas County, Texas, said 6.612 acre tract being situated in the City of Irving and being more particularly described as follows:

COMMENCING at a  1/2” iron rod with yellow plastic cap stamped “RLG” set in the intersection of the southwesterly right-of-way of State Highway No. 114 (variable width right-of-way) and the northwesterly right-of-way line of State Highway No. 161 (variable width right-of-way), said point also being the most southeasterly corner of said Las Colinas Business Park 26th Installment, Phase I & Phase II.

THENCE North 37°02’39” West with the southwesterly right-of-way line of said State Highway No. 114, a distance of 326.31 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner at the southeasterly intersection of said Lot 2 and Lot 1, Block A of said Las Colinas Business Park, 26th Installment, Phase I & Phase II, and being the POINT OF BEGINNING;

THENCE South 49°52’02” West along the southeasterly line of said Lot 2, same line being the northwesterly line of said Lot 1, a distance of 294.82 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner;

THENCE North 85°07’58” West a distance of 41.47 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner;

THENCE North 40°07’58” West a distance of 99.09 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner;

THENCE South 49°52’02” West a distance of 266.70 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner;

THENCE North 40°07’58” West a distance of 115.50 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner at the beginning of a curve to the right;

THENCE in a northwesterly direction with said curve to the right having a central angle of 45°00’00”, a radius of 34.50 feet, an arc length of 27.10 feet, and a chord bearing of North 17°37’58” West, and a distance of 26.41 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner at the end of said curve;

THENCE North 85°07’58” West a distance of 131.66 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner on the easterly right-of-way line of Campus Circle Drive (60 foot right-of-way), same point being the southwesterly intersection of said Lot 1 and Lot 2, and being a point on a curve to the left;

THENCE in a northwesterly direction with said curve to the left having a central angle of 23°15’38”, a radius of 550.87 feet, an arc length of 223.64 feet, and a chord bearing of North 09°19’10” West, and a distance of 222.11 feet to a  1/2” rod with yellow plastic cap stamped “RLG” set for corner on the northwesterly line of said Lot 2;

THENCE North 49°52’02” East along the northwesterly line of said Lot 2, a distance of 48215 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner on the southwesterly right-of-way line of said State Highway No. 114;

THENCE South 57°03’50” East along the southwesterly right-of-way line of said State Highway No. 114, a distance of 118.37 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner at the beginning of a curve to the right;

B-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

THENCE in a southeasterly direction with said curve to the right having a central angle of 20°01’11”, a radius of 1109.28 feet, an arc length of 387.59 feet, a chord bearing of South 47°03’14” East, and a distance of 385.62 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG” set for corner at the end of said curve;

THENCE South 37°02’39” East along the southwesterly right-of-way line of said State Highway No. 114, a distance of 56.19 feet to the POINT OF BEGINNING, containing 288,011 square feet or 6.612 acres of land more or less.

B-2	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5. Landlord shall provide all door locks at the entry of each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9. Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

C-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, unless such vending machines (a) are not visible from the common area corridors, (b) do not draw electrical usage in excess of a standard vending machine for food or beverages or consume more than building standard electricity, and (c) are for the sole use of Tenant and its employees and are not used for vending to others.

15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.”

17. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

18. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

19. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

20. Tenant shall not allow any Tenant Party to use any type of portable space heater in the Premises or the Building.

21. Only artificial holiday decorations may be placed in the Premises, no live or cut trees or other real holiday greenery may be maintained in the Premises or the Building.

C-2	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE

(Landlord Performs the Work)

1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Space Plans. On or before the fifth business day following the date of this Lease (such date is referred to herein as the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).

3. Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question. If Tenant fails to timely deliver such Space Plans, then each day after the Space Plans Delivery Deadline that such Space Plans are not delivered to Landlord shall be a Tenant Delay Day (defined below).

4. Working Drawings.

(a) Preparation and Delivery. On or before the date which is 15 days following the date on which the Space Plans are approved or deemed approved (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws. If Tenant fails to timely deliver such drawings, then each day after the Working Drawings Delivery Deadline that such drawings are not delivered to Landlord shall be a Tenant Delay Day.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within five business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within five business days after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question. If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 20th business day after the delivery of the initial draft thereof to Landlord, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements

D-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof.

(d) Warranty. As part of the construction contract with the general contractor performing the Work, Landlord shall obtain a one-year construction warranty with respect to the Work, beginning on the date of Substantial Completion (such time period is referred to herein as the “Warranty Period”). During the Warranty Period, if Tenant notifies Landlord of any defect in the workmanship or construction of the Work, then Landlord shall enforce such construction warranty against the general contractor performing the Work on Tenant’s behalf. Such construction warranty shall expire and be of no further force or effect (and neither the general contractor performing the Work, nor Landlord shall have any obligation of repair relative thereto, except for Landlord’s obligations expressly provided in this Lease) for any defect that Tenant fails to make a written claim to Landlord relative to such defect on or before the expiration of the Warranty Period.

5. Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors reasonably approved by Landlord. If the estimated Total Construction Costs are expected to exceed the Construction Allowance, Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within two business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such two business day period, Tenant shall be deemed to have approved the bids. Within five business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such five business day period shall constitute a Tenant Delay Day. Thereafter, Landlord or Landlord’s agent shall enter into a contract with the selected general contractor and shall cause the Work to be performed in substantial accordance with the Working Drawings.

6. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, cause to be prepared an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

7. Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or

D-2	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (e) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

8. Walk-Through: Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

9. Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, wiring and data cabling costs, supplemental HVAC (if required), approved security systems, tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fees referenced in Section 11 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which Total Construction Costs exceed the Construction Allowance. Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under this Lease.

10. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $22.00 per rentable square foot in the Premises or $600,600.00 (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. After the final completion of the Work and a reconciliation by Landlord of the Construction Allowance and the Total Construction Costs, Tenant may use any excess Construction Allowance (up to a maximum of $1.50 per rentable square foot in the Premises) towards the purchase of furniture fixture & equipment and Tenant’s move-related expenses. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

11. Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction management fee equal to three percent of the Total Construction Costs. Swearingen Realty Group, L.L.C. (“Swearingen”) shall serve as Tenant’s construction representative during the completion of the Work and Tenant shall pay to Swearingen a construction management fee equal to two percent of the Total Construction Costs. The foregoing construction management fees may be paid from the Construction Allowance.

D-3	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

12. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Gina Weems c/o Piedmont Office Realty Trust 6333 N. State Highway 61 Irving, TX 75038 Telephone: 972.580.9015 Telecopy: 972.714.0167

Tim Curl 11695 Johns Creek Parkway, Suite 350 Johns Creek, GA 30097 Telephone: 770.418.8661

Tenant’s Representative:	Aaron Davis c/o Swearingen Realty Group, L.L.C. 5950 Berkshire Lane, Suite 700 Dallas, TX 75225 Telephone: 214.365.2700 Telecopy: 214.365.2799 Mobile: 214.663.8410

13. Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

D-4	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

                    , 20

Fellowship Technologies, L.P.

6363 N. State Highway 161, Suite 200

Irving, Texas 75038

Re:	Lease Agreement (the “Lease”) dated September 19, 2008, between WELLS REIT – LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership (“Landlord”), and FELLOWSHIP TECHNOLOGIES, L.P., a Texas limited partnership (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is                      , 20        .

3. Expiration Date. The Term is scheduled to expire on the last day of the 102nd full calendar month of the Term, which date is                     , 201        .

4. Contact Person. Tenant’s contact person in the Premises is:

Fellowship Technologies, L.P.

6363 N. State Highway 161, Suite 200

Irving, Texas 75038

Attention: Allen Horak

Telephone: 469.442.0026

Telecopy: 214.260.0733

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect: Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

E-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

WELLS REIT- LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership
By:	Wells REIT - Las Colinas Corporate Center II, LLC, a Delaware limited liability company (registered to conduct business in the State of Texas as Wells REIT - Las Colinas Corporate Center II GP, LLC), its general partner
	By:	Piedmont Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:
Name:
Title:

Agreed and accepted:

FELLOWSHIP TECHNOLOGIES, L.P., a Texas limited partnership By: Fellowship Tech, Inc., a Delaware corporation, its general partner

By:
Name:
Title:

E-2	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT A

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

E-3	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                     , a                     , as Landlord, and the undersigned as Tenant, for the Premises on the              floor(s) of the office building located at                     ,              and commonly known as                     , and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of                     , 20        , between Tenant and Landlord[’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on                     , 20        , and the Term expires, excluding any renewal options, on                     , 20        , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Basic Rent is $                    .

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is and will remain during the

F-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

Term a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of 22 Sept, 2008

TENANT:	, a

By:
Name:
Title:

F-2	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT G

PARKING

Tenant shall be permitted to use up to 136 parking spaces in the parking areas associated with the Building. Of these spaces, Tenant initially shall be permitted to use up to 129 unreserved parking spaces in the uncovered surface parking lots and Tenant shall be provided a total of seven parking access cards (which cards shall also allow the holder after-hours access to the Building) permitting Tenant to use seven reserved parking spaces in the covered portion of the West Parking Garage. The surface parking lots and the West Parking Garage are collectively referred to herein as the “Parking Area”, and Tenant’s use of the Parking Area shall be subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area. Tenant shall also be provided a total of 129 Building access cards permitting Tenant’s employees without parking access cards after-hours access to the Building.

During the Term, Tenant may exchange up to 20 unreserved surface parking spaces for unreserved covered parking spaces in the West Parking Garage, subject to the availability of such spaces in the garage. Landlord shall not be required to maintain unreserved covered parking spaces in the West Parking Garage for Tenant’s possible use and the monthly parking rent payable for any unreserved covered parking spaces which are available and which Tenant elects to use shall be the rates as are then in effect for new tenants for such parking spaces.

Tenant may elect to relinquish some or all of its reserved parking spaces (and, if Tenant subsequently elects to trade unreserved surface parking spaces for unreserved covered parking spaces, Tenant may elect to relinquish some or all of such unreserved covered parking spaces) by giving Landlord at least 30 days advance written notice thereof, in which event Tenant’s monthly parking charges shall be appropriately adjusted effective on the first day of the first full month after such 30-day notice. Tenant subsequently may increase the number of reserved parking spaces it elects to use (up to a maximum of seven) and the number of unreserved covered parking spaces (up to a maximum of 20) by requesting such additional reserved spaces from Landlord in writing; however, any increase shall be subject to parking space availability in the West Parking Garage and Landlord shall not be obligated to reinstate any reserved or covered unreserved parking space Tenant has voluntarily relinquished.

The use of all unreserved surface parking spaces shall be at no additional charge to Tenant during the initial Term. Tenant shall pay to Landlord, contemporaneously with the payment of Basic Rent, parking rent (plus all applicable taxes) for each reserved parking space Tenant elects to use during the initial Term equal to $75.00 per month per reserved parking space. Parking rent for any unreserved covered parking spaces Tenant subsequently elects to use shall be paid in the same manner as parking rent for reserved spaces, at such rates as are in effect at the time of Tenant’s election.

Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or building access card issued by Landlord. Landlord’s current charge for replacement cards is $35.00; however, Landlord and Tenant agree such figure shall not be interpreted as the maximum amount which may be charged in the future to tenants for a replacement card.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of

G-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

If, for any reason, Landlord is unable to provide all or any portion of the parking spaces to which Tenant is entitled hereunder, then Tenant’s obligation to pay for such parking spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord’s failure or inability to provide Tenant with such parking spaces. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

G-2	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT H

RENEWAL OPTION

Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one additional period of five years, by delivering written notice of the exercise thereof to Landlord not earlier than 15 months nor later than 12 months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within ten business days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within five days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; provided, if Landlord provides any such allowances or other tenant inducements for renewals of space in the Building, and such allowances have been taken into account in determining the Prevailing Rental Rate, then Landlord shall provide such allowances to Tenant; and

(d) Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area and/or any other parking area associated with the Building during the extended Term (plus all applicable taxes).

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to a Permitted Transferee), (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (4) the Tangible Net Worth of Tenant at the time it delivers its renewal notice to Landlord is below the Tangible Net Worth of Tenant as of the Lease Date.

H-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT I

RENT ABATEMENT PROVISIONS

Basic Rent on the entire Premises (27,300 rentable square feet) shall be conditionally abated during the first six months of the Term, and Basic Rent on 7,300 rentable square feet shall be further abated for an additional 18 months, i.e., if the Commencement Date is December 15, 2008, Basic Rent on the entire Premises shall be conditionally abated until June 14, 2009, and Basic Rent on 7,300 rentable square feet shall be abated until December 14, 2010 (during which time Tenant shall make Basic Rent payments of $33,333.33 on the remaining 20,000 rentable square feet). Commencing on the first day after the end of the abatement periods set forth in the previous sentence, Tenant shall make Basic Rent payments for any remaining partial Lease Month and on the first day of the first full Lease Month thereafter shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent (a) all other sums due under this Lease, including Additional Rent and Tenant’s Proportionate Share of Electrical Costs and Taxes, shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.

The abatement of Basic Rent provided for in this Exhibit is conditioned upon Tenant’s full and timely performance of all of its obligations under this Lease. If at any time during the Term an Event of Default by Tenant occurs and, as a result thereof, this Lease is terminated or Landlord terminates Tenant’s right to possess the Premises, then (1) the Basic Rent due for the first six months of the Term shall become $45,500.00 instead of $0, and (2) the abatement of Basic Rent provided for in this Exhibit for the first six months of the Term shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, an amount equal to the Basic Rent herein abated ($200,000.00) multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Term as of the date of the Event of Default and the denominator of which is the number of months in the Term.

I-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

EXHIBIT J

FORM OF LETTER OF CREDIT

[BANK LETTERHEAD]

                    , 20

IRREVOCABLE LETTER OF CREDIT NO.

Piedmont Office Realty Trust

11695 Johns Creek Parkway, Suite 350

Johns Creek, GA 30097

Attn: West Region Asset Manager

Gentlemen:

                    , a national banking association (“Bank”), of             ,                      hereby issues its Irrevocable Letter of Credit in favor of WELLS REIT—LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership, and/or its successors and assigns (“Landlord”) for the account of FELLOWSHIP TECHNOLOGIES, L.P., a Texas limited partnership (“Tenant”) up to the aggregate amount of $300,000.00, available at sight by the drafts, of Landlord on Bank. Drafts drawn on this Letter of Credit will be honored when presented, accompanied only by a letter or certificate purportedly signed by a representative of Landlord stating Landlord is entitled to draw on this Letter of Credit under the terms of the Lease Agreement, dated as of September 19, 2008, between Landlord and Tenant. Partial draws shall be permitted hereunder. This Letter of Credit is transferable. Bank shall look solely to Tenant for payment of any fee for such transfer. Such payment is not a condition to transfer.

All drafts drawn by reason of this Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of Bank in                     ,                     .

The obligations of Bank shall not be subject to any claim or defense by reason of the invalidity, illegality, or inability to enforce any of the agreements set forth in the above Lease Agreement.

This Letter of Credit is subject to the International Standby Practices-ISP98, International Chamber of Commerce Publication 590 when not in conflict with the express terms of this Letter of Credit or with the provisions of Article 5 of the Texas Business and Commerce Code, as amended.

This Letter of Credit shall terminate at 3:00 p.m. Central Standard [or Daylight Savings] Time on                      [Insert date 120 days following scheduled expiration of the Term / OR, if Letter of Credit will be automatically renewed annually, insert date one year after date of Letter of Credit and add: This Letter of Credit shall be deemed automatically extended without amendment(s) for successive period(s) of one year each from its current or any future expiration date(s) but in any event not beyond                      {Insert date 120 days following scheduled expiration of Term}] which shall be the final expiration date of this Letter of Credit, unless, at least 60 days prior to the then current expiration date, Bank notifies Landlord in writing by certified mail, return receipt requested, at the following address (or at such other address as Landlord may specify by written notice to Bank), that this Letter of Credit will not be extended beyond the current expiration date; provided, that Bank’s obligation to make any payment hereunder in respect of a drawing request made prior to the expiry hereof shall continue until payment is made:

J-1	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

Piedmont Office Realty Trust

11695 Johns Creek Parkway, Suite 350

Johns Creek, GA 30097

Attn: West Region Asset Manager

Amounts drawn upon this Letter of Credit are to be endorsed on the reverse side of this Letter of Credit by Bank.

By:
Name:
Title:

J-2	LAS COLINAS CORPORATE CENTER II IRVING, TEXAS

SUBORDINATION OF LANDLORD’S LIEN

This Subordination of Landlord’s Lien (this “Agreement”) is executed as of September 25, 2008, between WELLS REIT – LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership (“Landlord”), and PARK CITIES BANK, a state chartered financial institution (“Lender”).

RECITALS:

A. Landlord and FELLOWSHIP TECHNOLOGIES, L.P., a Texas limited partnership (“Tenant”), executed the Lease Agreement dated as of September 19, 2008 the “Lease”) for Suite No. 200 (the “Premises”) in the building located at is 6363 North State Highway 161, Irving, Texas 75038 and commonly known as Las Colinas Corporate Center II.

B. Lender has agreed to supply or to advance funds to Tenant secured by a lien on all of Tenant’s personal property located in the Premises (collectively, including the proceeds and products thereof, the “Collateral”), and has requested that Landlord subordinate its landlord’s lien in the Collateral to the liens or security interests securing Tenant’s obligation to pay certain indebtedness to Lender, and Landlord has consented to such subordination on the terms and conditions hereof.

AGREEMENTS:

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Lender agree as follows:

1. Subordination. Landlord subordinates to the security interest of Lender any and all liens, claims or other rights which Landlord may have in or to the Collateral by virtue of the Lease or which may arise by operation of law, equity, or otherwise. The subordination by Landlord of its landlord’s lien rights shall not (a) prevent Landlord from exercising any and all rights under the Lease so long as Lender’s prior rights in the Collateral are recognized or (b) be deemed to waive (1) Landlord’s right to receive rent or other payments due under the Lease, whether such rights arise under the Lease, at law, in equity or pursuant to the United States Bankruptcy Code or any other laws affecting creditors rights or (2) Landlord’s rights to pursue other assets of Tenant other than the furniture, fixtures, equipment and inventory contained in the definition of “Collateral”.

2. Right to Remove Collateral. Subject to the terms and conditions contained in this Agreement, Lender may enter the Premises for the purpose of repossessing, removing, selling, or otherwise dealing with the Collateral in accordance with the provisions of Tenant’s financing agreements and all applicable law. Such rights shall commence from the date Lender enters the Premises and thereafter continue on the condition that, in addition to the conditions contained in Section 3 hereof, Lender shall pay Landlord on the first day of each month for the immediately preceding month or portion thereof, a daily license fee (the “monthly rental”) equivalent to one-thirtieth (1/30th) of the ordinary monthly Basic Rent and all other charges then applicable under the Lease for the period of Lender’s occupancy of the Premises, which monthly rental shall include Tenant’s Proportionate Share of Operating Costs, Taxes and Electrical Costs

(each as defined in the Lease). If Lender occupies the Premises for a partial month, the monthly rental shall be appropriately prorated.

3. Conditions to this Agreement. Landlord’s execution and delivery of this Agreement (and the effectiveness of Landlord’s subordination contained herein) is expressly subject to and contingent upon each of the following terms and conditions:

(a) Nothing herein shall in any way limit Landlord’s rights under the Lease or pursuant to law or equity except as specifically set forth herein;

(b) Lender and Tenant hereby jointly and severally agree to promptly restore and/or repair any damage to the Premises and/or the Building caused by the removal by Lender (or its agents or contractors) of any Collateral installed or to be installed or kept at the Premises and shall indemnify, defend and save harmless Landlord, Landlord’s asset manager, Landlord’s property manager and any of their respective successors, assigns, employees, officers, directors, partners, lenders, agents and affiliates from and against any damage, claim or cause of action arising in connection with the use, installation or removal of the Collateral by Lender (or its agents or contractors) on, about or from the Premises;

(c) Landlord shall in good faith endeavor to notify Lender at least five days before Landlord exercises any termination rights under the Lease; however, nothing herein shall legally obligate Landlord or otherwise create any liability for Landlord’s failure to do so;

(d) Lender’s right to enter upon the Premises shall be subject to three business days prior written notice to the Landlord and Landlord’s property manager;

(e) No alterations or structural work of any kind may be undertaken by Lender within the Premises without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion;

(f) Landlord’s consent is expressly contingent upon Lender’s payment to Landlord of the monthly rental due pursuant to Section 2 of this Agreement (as stated above) during any period of Lender’s entry and occupancy;

(g) The Collateral shall be removed from the Premises in its then “AS-IS” condition by Lender, if Lender so elects, within 30 days after the earlier of (1) the termination or expiration of the Lease or (2) the termination of Tenant’s right to possess the Premises, failing which Landlord’s subordination contained herein shall immediately terminate;

(h) Nothing in this Agreement shall permit Lender or any other foreclosing party to occupy the Premises for more than 30 days after Tenant’s right to occupy the Premises has been terminated pursuant to the terms and conditions of the Lease;

(i) Lender shall furnish proof to Landlord of its right to remove specific Collateral, which proof shall be deemed to have been provided by furnishing to Landlord a copy of the executed security agreement by and between Lender and Tenant, and shall indemnify, defend and save harmless Landlord in the event of unauthorized removal of property or wrongful conversion or any other claim made in connection with the foreclosing party’s exercise of its right with respect to such Collateral;

(j) Any removal of the Collateral shall be accomplished during normal working hours; and

(k) As between Landlord and Tenant, if there is any conflict between the terms of the Lease and this Agreement, the terms of the Lease shall govern and prevail.

4. Notices; No Electronic Records. All notices and other communications given pursuant to this Agreement shall be in writing and shall be (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed below, (b) hand delivered to the intended address, (c) sent by nationally recognized overnight courier, or (d) sent by facsimile transmission followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). Landlord and Lender hereby agree not to conduct the transactions or communications contemplated by this Agreement, by electronic means, except by facsimile transmission as specifically set forth in this Section 4; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in this Section 4. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

Landlord:	Piedmont Office Realty Trust
11695 Johns Creek Parkway, Suite 350
Johns Creek, GA 30097
Attn: West Region Asset Manager
Telephone No.: 770.418.8673
Telecopy: 770.418.8773

Lender:	Park Cities Bank
5307 E. Mockingbird Drive, Suite 200
Dallas, TX 75206
Attention: Michael Merritt
Telephone: 214.370.4500

5. Conditions Precedent. Tenant’s delivery to Landlord of the following items shall be conditions precedent to the effectiveness of this Agreement: (a) $500.00 from Tenant, representing Landlord’s attorneys’ fees incurred in connection with this Agreement (it being understood that pursuant to the Lease, Tenant shall reimburse Landlord immediately upon Landlord’s request for any such fees actually incurred by Landlord related to this Agreement in excess of such amount), and (b) an original, executed counterpart of this Agreement executed by Lender and Tenant.

6. Termination. This Agreement shall terminate (other than the indemnification obligations contained herein or arising under the Lease) upon the earlier of (a) the payment and performance in full of Tenant’s obligations to Lender or (b) the date of recording in the applicable records of Lender’s written release of the liens and security interests created by Tenant’s financing documents.

7. No Interest in Leasehold Improvements or Fixtures. Lender acknowledges Landlord has granted a lien and security interest to its lender in all property which constitutes real property at the project in which the Premises are located (including leasehold improvements and fixtures). Therefore, Lender agrees not to obtain a security interest from Tenant in any property within or forming part of the Premises which is or becomes real property (including leasehold improvements and fixtures). Lender further agrees not to file or record any “fixture filing” relating to the Premises, including any UCC financing statement which is a “fixture filing.” In addition to any other remedies available to Landlord for. Lender’ s violation of the terms and provisions hereof, whether by contract, at law or in equity, any such violation shall result in the automatic termination of Landlord’s subordination evidenced hereby and Landlord’s lien on the Collateral shall thereafter be superior to Lender’s security interest therein.

8. Binding Effect; Governing Law. This Agreement may not be modified orally or in any manner other than by a written agreement signed by the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. This Agreement shall be governed by the laws of the state in which the Premises are located.

9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

10. Final Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS AMONG THE PARTIES.

[THE REMAINDER OF THIS DOCUMENT IS INTENTIONALLY LEFT BLANK.]

Executed as of the date first written above.

LANDLORD:	WELLS REIT - LAS COLINAS CORPORATE CENTER II, LP, a Delaware limited partnership
By:

Wells REIT - Las Colinas Corporate Center II,

LLC, a Delaware limited liability company

(registered to conduct business in the State of

Texas as Wells REIT - Las Colinas Corporate

Center II GP, LLC), its general partner

		By:	Piedmont Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:
Name:
Title:

LENDER:	PARK CITIES BANK, a state chartered financial institution

By:
Name:
Title:

JOINDER

Tenant consents and agrees to the above Agreement, which was entered into at Tenant’s request. The foregoing Agreement shall not alter, waive or diminish any of Tenant’s obligations under the Lease, which remains in full force and effect. The above Agreement discharges any obligations of Landlord under the Lease to enter into a subordination or waiver agreement with Lender.

TENANT:	FELLOWSHIP TECHNOLOGIES, L.P. a Texas limited partnership
	By:	Fellowship Tech, Inc., a Delaware corporation, its general partner

By:
Jeffrey Hook, President